Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 9, 2019, included in the Proxy Statement/Prospectus/Information Statement of DelMar Pharmaceuticals, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-) of DelMar Pharmaceuticals, Inc. dated June 16, 2020.

Vancouver, Canada	/s/ Ernst & Young LLP
June 16, 2020	Chartered Professional Accountants